Exhibit 23-B


INDEPENDENT AUDITORS' CONSENTS

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 33-44255 of Sprint Corporation on Form S-8 of our report dated May 26, 1998 (August 6, 1998 as to Note
4),  on  the  combined financial statements  of  Sprint  Spectrum
Holding Company, L.P. and subsidiaries; MinorCo, L.P. and subsidiaries; PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), appearing in Registration Statement No. 333-65173 and Form 8-K dated November 2, 1998 which are incorporated by reference in this
Registration Statement, and of our report dated May 26, 1998 (August 6, 1998 as to Note 4) relating to the combined financial statement schedule appearing elsewhere in Registration Statement No. 333-65173 which is incorporated by reference in this Registration Statement.

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 33-44255 of Sprint Corporation on Form S-8 of our report dated February 3, 1998, on Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1997, Form 8-K dated November 2, 1998 and Registration Statement No. 333-65173 which are incorporated by reference in this Registration Statement.

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 33-44255 of Sprint Corporation on Form S-8 of our reports dated February 3, 1998, on Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) appearing in Registration Statement No. 333-65173 which is incorporated by reference in this Registration Statement.


                                        /s/ Deloitte & Touche LLP
                                        Deloitte & Touche LLP


Kansas City, Missouri
December 3, 1998